Exhibit 10.13

Langfang lease contract

The lessor: LIU WEN

The lessee: Bao Feng Biotech (Beijing) Co.,Ltd.

Langfang construction committee

Langfang administration for industry and commerce

Langfang house lease contract

Lessor (party a) : LIU WEN

Certificate type and number:110101196605173524

Lessee (party b) : Bao Feng Biotech (Beijing) Co.,Ltd.

Certificate type no. :9111011705362938X8

In accordance with the contract law of the People's Republic of China and relevant laws and regulations, party a and party b, on an equal and voluntary basis, agree as follows on matters related to the lease of the premises:

Article 1 basic information of the premises

(1) The housing is located in the Wuqing, Langfang district (county) ,The building area is 313.91 square meters.

(ii) housing ownership status: party a holds (□ house ownership certificate /□ public housing leasing contract /□ house sales contract /□ other documents for housing source certificate), housing ownership certificate no. : or housing source certificate name: LIU WEN, 110101196605173524

, the house (□ yes/no) has been mortgaged.

Article 2 information of house leasing and registration and filing

(I) Purposes of lease: business.

If the lease is for non-residential purposes, party a shall, within 30 days from the date of signing the lease contract, go through the formalities of filing the lease contract with the housing administrative department of the place where the lease contract is located.

Article 3 term of lease

(1) The lease period of the house shall be from 2019/08/15 to 2024/08/14.Party a shall deliver the premises to party b before 2019/08/15 according to the agreed conditions. The house delivery list (see annex I) shall be deemed to have been delivered after both parties submit the house delivery list for examination, sign and seal and hand over the house keys.

(2) Upon the expiration of this lease or the termination of this contract, party a shall have the right to take back the premises.Party a and party b shall check and accept the premises and attached articles, equipment and facilities as well as the use of water and electricity, and settle their respective expenses.

If party b continues to lease, it shall submit (□ in writing /□ in the first part) the renewal request to party a in 30 days advance after the parties reach an agreement through negotiation resigning the lease contract,

Article 4 rent and deposit

(1) Rent standard and payment method: RMB8000 per month (□ month /□ season /□ half a year /□ year), total rent: rmb 24,000

Payment method :(□ cash /□ transfer cheque /□ bank remittance), date of rent payment should be 08/15;10/15;01/15;04/15;07/15;10/15.

(2) Deposit: RMB8000 upon expiration of the lease or termination of the contract.

After the deposit is deducted, the remaining part of the deposit shall be returned to party b in full except for the expenses, rent and liabilities borne by party b.

Article 5 other related expenses shall be borne

During the lease period, the following expenses shall be borne by party b :(1) water (2) electricity (3) telephone (4) TV viewing fee (5) heating fee (6) gas fee (7) property management fee (8) house leasing tax (9) sanitation fee (10) Internet access fee (11) car space fee (12) indoor facilities maintenance fee (13).

Other expenses related to the premises and attached facilities not specified herein shall be borne by party a. if party b advances the expenses payable by party a, party a shall return the corresponding expenses to party b according to the relevant payment voucher presented by party b.

Article 6 maintenance and repair of the premises

(I) Party a shall ensure that the building structure, equipment and facilities of the premises meet the safety conditions of construction, fire fighting, public security, sanitation and other aspects, and shall not endanger personal safety;The lessee guarantees to abide by the national and langfang laws and regulations as well as the property management regulations of the housing community.

(ii) During the lease term, party a and party b shall jointly ensure that the premises and its affiliated articles, equipment and facilities are in an applicable and safe condition:

1. For the premises and attached items and equipment because of the nature or the rational use and the loss that cause, party b shall notify party a in time to repair, party a shall to repair in 7 days.

2. If the premises and attached articles, equipment and facilities are damaged or malfunctioned due to improper storage or unreasonable use by party b, party b shall be responsible for maintenance or compensation.

Article 7 sublease

Unless otherwise agreed by both parties, party b shall obtain party a's written consent in advance before subletting the premises in part or in whole to others during the lease term, and party a shall be liable for the sublet's behavior.

Article 8 termination of the contract

(I) the contract may be terminated upon mutual agreement of both parties through negotiation.

(2) If the contract cannot be further performed due to force majeure, the contract shall be automatically terminated.

(iii) Party b shall have the right to unilaterally terminate the contract under any of the following circumstances:

1. If the delivery of the house is delayed for 7 days,

2. The delivered premises are in serious violation of the contract and affect the safety and health of party b.

3. Party b cannot normally use the premises due to the maintenance obligation it does not undertake.

4,

(iv) Under any of the following circumstances, party a shall have the right to unilaterally terminate the contract and take back the premises

1. If the rent is not paid for a period of 7 days as agreed,

2, Unpaid fees of up to yuan,

3. Changing its use without authorization

4. Demolishing or damaging the main structure of the house without authorization

5. Improper storage or unreasonable damage of ancillary articles, equipment and facilities and refusal to make compensation

6. Using the premises to engage in illegal activities, damage public interests or interfere with the normal work and life of others

7. Sublease the premises to a third party without authorization.

8.

(5) Other statutory circumstances for the termination of the contract

Article 9 liability for breach of contract

(I) If party a is in any of the circumstances stipulated in article 8 (3), it shall pay party b liquidated damages at the rate of 100% of the monthly rent; In any of the circumstances specified in article 8 (4), party b shall pay party a a penalty equal to % of the monthly rent

(ii) During the lease term, if party a needs to take back the premises in advance or party b needs to withdraw the lease in advance, it shall notify the other party 30 days in advance and pay the liquidated damages of 100% of the monthly rent to the other party; Party a shall also refund the corresponding rent.

(iii) If party a fails to perform the maintenance obligation as agreed and causes party b's loss of person or property, party a shall be liable for compensation.

Article 10 methods for the settlement of contract disputes

Any dispute arising under this contract shall be settled by the parties through negotiation. If no agreement can be reached through consultation, the applicant shall bring a suit in the people's court having jurisdiction according to law, or apply for arbitration in accordance with a separate arbitration clause or an arbitration agreement.

Article 11 other provisions

This contract shall come into force upon being signed and sealed by both parties. This contract (and the attachments) shall be in duplicate, with party a holding copies, party b holding copies.

After this contract comes into force, both parties shall make any change or supplement to the contract in written form as an annex to this contract, which shall have the same legal effect as this contract.

Signature and seal of lessor (party a) :

Signature and seal of lessee (party b) :